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                                 SERIES 1997-1 NOTES

                               NOTE PURCHASE AGREEMENT

                            Dated as of February 11, 1999

                                        Among

                               WLFC FUNDING CORPORATION

                                      AS ISSUER

                           WILLIS LEASE FINANCE CORPORATION

                                     AS SERVICER

                         VARIABLE FUNDING CAPITAL CORPORATION

                                    AS A PURCHASER

                                    the INVESTORS

                                     NAMED HEREIN

                          FIRST UNION CAPITAL MARKETS CORP.

                                    AS DEAL AGENT

                              FIRST UNION NATIONAL BANK

                                  AS LIQUIDITY AGENT

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                               WLFC Funding Corporation

                             Class A Notes, Series 1997-1

                                  TABLE OF CONTENTS

                                                                             Page
ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1 Certain Defined Terms.. . . . . . . . . . . . . . . . . . . . 1
     Section 1.2 Other Terms.. . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 1.3 Computation of Time Periods.. . . . . . . . . . . . . . . . . 4

ARTICLE II  PURCHASE OF THE CLASS A NOTE . . . . . . . . . . . . . . . . . . . 4
     Section 2.1 Sale and Delivery of the Class A Note.. . . . . . . . . . . . 4
     Section 2.2 Acceptance and Custody of Series 1997-1 Class A Notes.. . . . 4
     Section 2.3 Fundings of Loans.. . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.4 The Initial Funding, Subsequent Fundings and Incremental
       Fundings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 2.5 Reduction of the Class A Note Commitment. . . . . . . . . . . 5
     Section 2.6 Determination of Interest.. . . . . . . . . . . . . . . . . . 6
     Section 2.7 Payments, Computations, Etc.. . . . . . . . . . . . . . . . . 6
     Section 2.8 Increased Costs; Capital Adequacy; Illegality.. . . . . . . . 7
     Section 2.9 Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 2.10 Assignment of the Contribution and Sale Agreement. . . . . .10

ARTICLE III  CONDITIONS OF PURCHASES . . . . . . . . . . . . . . . . . . . . .11
     Section 3.1 Conditions Precedent to Initial Purchase. . . . . . . . . . .11
     Section 3.2 Conditions Precedent to All Fundings. . . . . . . . . . . . .11

ARTICLE IV  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .12
     Section 4.1 Representations and Warranties of the Issuer. . . . . . . . .12
     Section 4.2 Representations and Warranties and Agreements of WLFC.. . . .15

ARTICLE V  GENERAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 5.1 General Covenants of the Issuer and the Servicer. . . . . . .16

ARTICLE VI  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .17
     Section 6.1 Indemnities by the Issuer.. . . . . . . . . . . . . . . . . .17

ARTICLE VII  THE DEAL AGENT. . . . . . . . . . . . . . . . . . . . . . . . . .17
     Section 7.1 Authorization and Action of the Deal Agent. . . . . . . . . .17
     Section 7.2 Delegation of Duties. . . . . . . . . . . . . . . . . . . . .18
     Section 7.3 Exculpatory Provisions. . . . . . . . . . . . . . . . . . . .18
     Section 7.4 Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 7.5 Non-Reliance on Deal Agent and Other Purchasers.. . . . . . .19
     Section 7.6 Deal Agent in its Individual Capacity.. . . . . . . . . . . .19
     Section 7.7 Successor Deal Agent. . . . . . . . . . . . . . . . . . . . .19


ARTICLE VIII  ASSIGNMENTS; PARTICIPATIONS. . . . . . . . . . . . . . . . . . .20
     Section 8.1  Assignments and Participations.. . . . . . . . . . . . . . .20

ARTICLE IX  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .23
     Section 9.1 Amendments and Waivers. . . . . . . . . . . . . . . . . . . .23
     Section 9.2 Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . .24
     Section 9.3 No Waiver; Remedies.. . . . . . . . . . . . . . . . . . . . .24
     Section 9.4 No Proceedings. . . . . . . . . . . . . . . . . . . . . . . .24
     Section 9.5 Recourse Against Certain Parties. . . . . . . . . . . . . . .25
     Section 9.6 Binding Effect. . . . . . . . . . . . . . . . . . . . . . . .25
     Section 9.7 Term of this Agreement. . . . . . . . . . . . . . . . . . . .26
     Section 9.8 GOVERNING LAW.. . . . . . . . . . . . . . . . . . . . . . . .26
     Section 9.9 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.. . . . . . . .26
     Section 9.10 Costs, Expenses and Taxes. . . . . . . . . . . . . . . . . .27
     Section 9.11 Ratable Payments.. . . . . . . . . . . . . . . . . . . . . .28
     Section 9.12 Confidentiality. . . . . . . . . . . . . . . . . . . . . . .28
     Section 9.13 Execution in Counterparts; Severability; Integration.. . . .28


     NOTE PURCHASE AGREEMENT (the "AGREEMENT"), dated as of February 11, 1999, by and among:

     (1)   WLFC FUNDING CORPORATION, a Delaware corporation (the "ISSUER");

     (2) WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (the "SERVICER");

     (3) VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, "VFCC");

     (4)   The Investors set forth on the signature pages herein;

     (5) FIRST UNION CAPITAL MARKETS CORP. ("FCM"), as deal agent (the "DEAL AGENT"); and

     (6)   FIRST UNION NATIONAL BANK, as Liquidity Agent.

     IT IS AGREED as follows:

                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.1    CERTAIN DEFINED TERMS.

     (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Indenture (the "BASE"), dated as of September 1, 1997, by and between the Issuer and The Bank of New York, as trustee (the "INDENTURE TRUSTEE"), as supplemented by the Amended and Restated Series 1997-1 Supplement (the "SUPPLEMENT"), dated as of February 11, 1999, by and between the Issuer and the Indenture Trustee. The Base and the Supplement, as amended and supplemented from time to time, are collectively referred to as the "INDENTURE."

     (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

ACT:  The Securities Act of 1933, as amended.

AFFECTED PARTY:  As defined in Section 2.8(a).

AGENT'S ACCOUNT: A special account (account number 01 41 96 47) in the name of the Deal Agent or, so long as VFCC is the sole beneficial owner of the Class A Note hereunder, in the name of VFCC maintained at Bankers Trust Company.

COLLECTION DATE: The date following the Termination Date on which the aggregate outstanding Class A Note Principal Balance has been reduced to zero, the Purchasers have received all Interest and other amounts due to the Purchasers in connection with this Agreement and the Deal Agent has received all amounts due to it in connection with this Agreement.

COMMERCIAL PAPER: On any day, any commercial paper note issued by a Purchaser for the purpose of financing or maintaining its investment in the Class A Note, including all such commercial paper notes so issued to re-finance matured commercial paper notes issued by such Purchaser that were originally issued to finance such Purchaser's investment in the Class A Note.

COMMITMENT TERMINATION DATE: February 9, 2000 or such later date to which the Commitment Termination Date may be extended (if extended) in the sole discretion of the Purchasers in accordance with the terms of Section 2.3(b).

DEAL DOCUMENTS: The Series 1997-1 Transaction Documents and each other document, agreement, certificate, schedule or other writing entered into or delivered in connection with the foregoing, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

ELIGIBLE ASSIGNEE: (a) A Person whose short-term rating is at least A-1 from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and P-1 from Moody's Investors Service, Inc., or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and P-1 from Moody's Investors Service, Inc., or (b) such other Person satisfactory to VFCC, the Deal Agent and each of the Rating Agencies rating the Commercial Paper.

FUNDING:  A funding by a Purchaser of a Loan to the Issuer pursuant to
Article II, including without limitation, the remittance by the Servicer to the Issuer of collections pursuant to the Supplement.

FUNDING DATE: The Business Day that is one (1) Business Day after the Closing Date, and as to any Incremental Funding, any Business Day that is (i) at least one (1) calendar week following the immediately preceding Funding Date and (ii) two (2) Business Days immediately following the receipt by the Deal Agent of a written request by the Issuer to obtain a Loan, such notice to be in the form of EXHIBIT A hereto and to conform to requirements of
Section 3.2 hereof.

INCREASED COSTS:  As defined in Section 2.8 hereof.

INCREMENTAL FUNDING: Any Funding that increases the aggregate outstanding Class A Note Principal Balance.

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INDEMNIFIED AMOUNTS:  As defined in Section 6.1 hereof.

ISSUER DOCUMENTS:  As defined in Section 4.1(ii).

LIQUIDITY PURCHASE AGREEMENT: The Liquidity Purchase Agreement, dated as of February 11, 1999, by and among VFCC, as seller thereunder, the Investors named therein, FCM, as Deal Agent and as Documentation Agent, and First Union National Bank, as Liquidity Agent.

LOAN REQUEST: Any request by the Issuer pursuant to Section 2.4(b) and in the form of Exhibit A.

PURCHASE: The initial purchase by the Purchasers of the Class A Note from the Issuer.

PURCHASERS: Collectively, VFCC, the Investors and their respective successors and permitted assigns.

RATING AGENCIES: Each of Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and any other rating agency that has been requested to issue a rating with respect to the Commercial Paper issued by a Purchaser.

TAXES: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any government or other taxing authority.

TERMINATION DATE: The earliest of (a) the date of the occurrence of an Early Amortization Event and (b) the Commitment Termination Date.

UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

UNITED STATES:  The United States of America.

VFCC ADMINISTRATION AGREEMENT:  That certain Amended and Restated
Administration Agreement, dated as of July 1, 1998, executed between VFCC and First Union, as the same may be amended, supplemented, or otherwise modified from time to time.

WLFC DOCUMENTS:  As defined in Section 4.2(i).

     SECTION 1.2    OTHER TERMS.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in the UCC in effect in the State of New York and not specifically defined herein are used herein as defined therein.

     SECTION 1.3    COMPUTATION OF TIME PERIODS.

     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                      ARTICLE II

                             PURCHASE OF THE CLASS A NOTE

     SECTION 2.1    SALE AND DELIVERY OF THE CLASS A NOTE.

     On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Issuer agrees to deliver to the Deal Agent on behalf of the Purchasers, on the Closing Date, the Class A Note with a maximum principal amount of $80,000,000, which Class A Note shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of the Deal Agent on behalf of the Purchasers. The actual outstanding principal balance of the Class A Note will be increased and decreased from time to time in accordance with the terms hereof and of the Supplement. The Class A Note will be delivered to the Deal Agent against payment of the purchase price.

     SECTION 2.2    ACCEPTANCE AND CUSTODY OF SERIES 1997-1 CLASS A NOTES.

     On the Closing Date, the Deal Agent shall take delivery of the Class A Notes and maintain custody thereof on behalf of the Purchasers.

     SECTION 2.3    FUNDINGS OF LOANS.

     (a) On the terms and conditions hereinafter set forth, the Issuer may, at its option, request Loans from the Purchasers. The Deal Agent may act on behalf of and for the benefit of the Purchasers in this regard. VFCC may, in its sole discretion, fund, or if VFCC shall decline to fund, the Liquidity Agent shall fund on behalf of the Investors, Loans from time to time during the period from the date hereof to but not including the Termination Date. Under no circumstances shall any Purchaser fund any Loan if, after giving effect to such Funding or Incremental Funding, the aggregate Class A Note Principal Balance outstanding hereunder would exceed the lesser of (i) the Class A Note Commitment or (ii) the Asset Base.

     (b) The Issuer may, within 60 days, but no later than 45 days, prior to the then existing Commitment Termination Date, by written notice to the Deal Agent, make written request for VFCC and the Investors to extend the Commitment Termination Date for an additional period of 364 days. The Deal Agent will give prompt notice to VFCC and each of the Investors of its receipt of such request for extension of the Commitment Termination Date. VFCC and each Investor shall make a determination, in their sole discretion and after a full credit review, not less than 15 days prior to the then applicable Commitment Termination Date as to whether or not it will agree to extend the Commitment Termination Date; PROVIDED, HOWEVER, that the failure of VFCC or any Investor to make a timely response to the Issuer's request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by VFCC or the Investor, as the case may be, to extend the Commitment Termination Date. The Commitment Termination Date shall only be extended upon the consent of both (i) VFCC and
(ii) 100% of the Investors.

     SECTION 2.4 THE INITIAL FUNDING, SUBSEQUENT FUNDINGS AND INCREMENTAL FUNDINGS.

     (a) Subject to the conditions described in Section 2.3, the initial Funding and each Incremental Funding shall be made in accordance with the procedures described in Section 2.4(b).

     (b) The initial Funding and each Incremental Funding shall be made, after receipt by the Purchasers of a Loan Request delivered by the Issuer to the Deal Agent at least two Business Days prior to such proposed Funding Date and each such notice shall specify (i) the aggregate amount of such initial Funding or Incremental Funding which amount must satisfy the applicable minimum requirement set forth in the following sentence and (ii) the date of such Funding or Incremental Funding. The Issuer shall deliver no more than two such notices in any calendar month, and each amount specified in any such notice must satisfy the following minimum requirements, as applicable, as a condition to the related Funding: (i) the initial Funding shall be in an amount equal to $5,000,000 or an integral multiple of $10,000 in excess thereof; (ii) each Incremental Funding hereunder shall be in an amount equal to $1,000,000 or an integral multiple of $10,000 in excess thereof; PROVIDED, HOWEVER, that if such Incremental Funding is to be made hereunder at a time when there is no outstanding Commercial Paper issued in respect of a Funding of $5,000,000 or an integral multiple of $10,000 in excess thereof, then such Incremental Funding shall be in an amount equal to $5,000,000 or an integral multiple of $10,000 in excess thereof. Each notice delivered by the Issuer pursuant to this Section 2.4 shall be irrevocable. Following receipt of such notice, the Deal Agent will consult with VFCC in order to assist VFCC in determining whether or not to make the purchase. If VFCC declines to make a proposed purchase, the initial Funding or Incremental Funding will be made by the Investors. On the date of such Funding or Incremental Funding, as the case may be, VFCC or each Investor shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Issuer in same day funds, at such bank or other location reasonably designated by Issuer in its Loan Request given pursuant to this Section 2.4(b), an amount equal to (i) the amount of such Loan related to such initial Funding or Incremental Funding, as the case may be, in the case of a Funding by VFCC or (ii) such Investor's pro rata share of the amount of such Loan, in the case of a purchase by the Investors.

     SECTION 2.5    REDUCTION OF THE CLASS A NOTE COMMITMENT.

     The Issuer may, upon at least five Business Days' notice to the Deal Agent, terminate in whole or reduce in part the portion of the Class A Note Commitment that exceeds the sum of the aggregate Class A Note Principal Balance and interest accrued and to accrue thereon through the date of payment, and the Commitments of the Purchasers shall be reduced proportionately;

PROVIDED, HOWEVER, that each partial reduction of the Class A Note Commitment shall be in an aggregate amount equal to $1,000,000 or an integral multiple thereof. Each notice of reduction or termination pursuant to this Section
2.5 shall be irrevocable.

     SECTION 2.6    DETERMINATION OF INTEREST.

     The Deal Agent shall determine the Interest (including unpaid Interest, if any, due and payable on a prior Payment Date) to be paid on each Payment Date for the applicable Interest Accrual Period and shall advise the Issuer and the Indenture Trustee thereof on the related Determination Date.

     SECTION 2.7    PAYMENTS, COMPUTATIONS, ETC.

     (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Issuer or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due in lawful money of the United States in immediately available funds to the Agent's Account. The Issuer shall, to the extent permitted by law, pay to the Purchasers interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Base Rate, payable on demand; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Deal Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Deal Agent of such overdue amount to the Purchasers, in which case such interest accruing after such date shall be for the account of, and distributed by the Deal Agent to the Purchasers. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest or any fee payable hereunder, as the case may be.

     (c) If any Funding or Incremental Funding requested by the Issuer and approved by a Purchaser and the Deal Agent pursuant to Section 2.4, is not, for any reason whatsoever related to a default or nonperformance by the Issuer, made or effectuated, as the case may be, on the date specified therefor, the Issuer shall indemnify such Purchaser against any reasonable loss, cost or expense incurred by such Purchaser, including, without limitation, any loss (excluding loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Purchaser), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to fund or maintain such Funding or Incremental Funding, as the case may be, during such Interest Accrual Period.

     SECTION 2.8    INCREASED COSTS; CAPITAL ADEQUACY; ILLEGALITY.

     (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation after the date of this Agreement or (ii) the compliance by a Purchaser or any Affiliate thereof (each of which, an "Affected Party") with any guideline or request from any central bank or other governmental agency or authority (whether or not having the force of law), (A) shall subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to an Asset Interest, a Loan, or a Funding or any right to make Fundings hereunder, or on any payment made hereunder or under the Supplement or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Federal Reserve Board, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) shall impose any other condition affecting an Asset Interest, a Loan or a Purchaser's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or the Supplement (any such costs being referred to herein as "Increased Costs"), then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

     (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request after the date of this Agreement or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

     (c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this Section 2.8, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Fundings hereunder, then within ten days after demand by such Affected Party, the Issuer shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

     (d) In determining any amount provided for in this Section 2.8, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Issuer a certificate setting forth in reasonable detail as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

     (e) If a Purchaser shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, the Deal Agent shall in turn so notify the Issuer, whereupon all Loans in respect of which Interest accrues at the Adjusted Eurodollar Rate shall immediately be converted into Loans in respect of which Interest accrues at the Base Rate.

     SECTION 2.9    TAXES.

     (a) All payments made by a Lessee in respect of a Lease Agreement and all payments made by the Issuer or the Servicer under this Agreement or the Supplement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Lessee, Issuer, or Servicer (as the case may be) shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld (subject to compliance by each Purchaser with Section 2.9(d)) and the amount payable to each Purchaser or the Deal Agent (as the case may be) will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on a Purchaser or the Deal Agent, respectively, with respect to payments required to be made by the Issuer or Servicer under this Agreement, by a taxing jurisdiction in which such Purchaser or Deal Agent is organized, conducts business or is paying taxes as of the date such tax obligation is incurred (as the case may be). If a Purchaser or the Deal Agent pays any Taxes in respect of which the Issuer is obligated to pay Additional Amounts under this
Section 2.9(a), the Issuer shall promptly reimburse such Purchaser or Deal Agent in full.

     (b) The Issuer will indemnify each Purchaser and the Deal Agent for the full amount of Taxes in respect of which the Issuer is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Purchaser or the Deal Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; PROVIDED, HOWEVER, that such Purchaser or the Deal Agent, as appropriate, making a demand for indemnity payment shall provide the Issuer, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a responsible officer of such Purchaser or the Deal Agent stating or otherwise evidencing that response such Purchaser or the Deal Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes.

This indemnification shall be made within ten days from the date a Purchaser or the Deal Agent (as the case may be) makes written demand therefor.

     (c) Within 30 days after the date of any payment by the Issuer of any Taxes, the Issuer will furnish to the Deal Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

     (d) If a Purchaser is not created or organized under the laws of the United States or a political subdivision thereof, such Purchaser shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Issuer with a copy to the Deal Agent (i) within 15 days after the date hereof, or, if later, the date on which such Purchaser becomes a Purchaser hereof two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Issuer to make payments hereunder for the account of such Purchaser, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.9(d), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Issuer to make payments hereunder for the account of such Purchaser, without deduction or withholding of United States federal income or similar Taxes.

     (e) For any period with respect to which a Purchaser or the Deal Agent has failed to provide the Issuer with the appropriate form, certificate or statement described in Section 2.9(d) (other than if such failure is due to a change in law occurring after the date of this Agreement), the Deal Agent or such Purchaser, as the case may be, shall not be entitled to indemnification under clauses (a) or (b) of this Section 2.9 with respect to any Taxes.

     (f) Within 30 days of the written request of the Issuer therefor, the Deal Agent and the Purchasers, as appropriate, shall execute and deliver to the Issuer such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Issuer in applying for refunds of Taxes remitted hereunder; PROVIDED, HOWEVER, that the Deal Agent and the Purchasers shall not be required to deliver such certificates forms or other documents if in their respective sole discretion it is determined that the deliverance of such certificate, form or other document would have a material adverse effect on the Deal Agent or Purchasers and PROVIDED FURTHER, HOWEVER, that the Issuer shall reimburse the Deal Agent or Purchaser for any reasonable expenses incurred in the delivery of such certificate, form or other document.

     (g) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchasers in connection with this Agreement or the funding or maintenance of Fundings hereunder, the Purchasers are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this section then within ten days after demand by the Purchasers, the Issuer shall pay to the Purchasers such additional amount or amounts as may be necessary to reimburse the Purchasers for any amounts paid by them.

     (h) Without prejudice to the survival of any other agreement of the Issuer hereunder, the agreements and obligations of the Issuer contained in this Section 2.9 shall survive the termination of this Agreement.

     SECTION 2.10   ASSIGNMENT OF THE CONTRIBUTION AND SALE AGREEMENT.

     The Issuer hereby grants, assigns and pledges to the Deal Agent, for the ratable benefit of the Purchasers hereunder, all of the Issuer's right, and title to and interest in the Contribution and Sale Agreement. The Issuer confirms that following an Event of Default the Deal Agent shall have the sole right to enforce the Issuer's rights and remedies under the Contribution and Sale Agreement for the benefit of the Purchasers, but without any obligation on the part of the Deal Agent, the Purchasers or any of their respective Affiliates, to perform any of the obligations of the Issuer under the Contribution and Sale Agreement. The Issuer further confirms and agrees that such assignment to the Deal Agent shall terminate upon the Collection Date; PROVIDED, HOWEVER, that the rights of the Deal Agent and the Purchasers pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Seller pursuant to the Contribution and Sale Agreement, which rights and remedies survive the termination of the Contribution and Sale Agreement, shall be continuing and shall survive any termination of such assignment.

                                  ARTICLE III

                            CONDITIONS OF PURCHASES

     SECTION 3.1    CONDITIONS PRECEDENT TO INITIAL PURCHASE.

     The initial Purchase hereunder is subject to the condition precedent that the Deal Agent shall have received on or before the date of such purchase the items listed in SCHEDULE I, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Deal Agent and the Purchasers.

     SECTION 3.2    CONDITIONS PRECEDENT TO ALL FUNDINGS.

     Each Funding (including the Initial Funding) by a Purchaser, the right of the Servicer to remit collections to the Issuer and each Incremental Funding (each, a "TRANSACTION") shall be subject to the further conditions precedent that (a) with respect to any Funding (including the Initial Funding) or Incremental Funding, the Servicer shall have delivered to the Deal Agent, on or prior to the date of such Funding or Incremental Funding in form and substance satisfactory to the Deal Agent, a Loan Request EXHIBIT A, and containing such additional information as may be reasonably requested by the Deal Agent; (b) on the date of such Transaction the following statements shall be true and the Issuer shall be deemed to have certified that:

           (i) The representations and warranties contained in Sections 4.1 and 4.2 are true and correct on and as of such day as though made on and as of such date;

           (ii) No event has occurred and is continuing, or would result from such Transaction which constitutes an Early Amortization Event;

           (iii) On and as of such day, after giving effect to such Transaction, the outstanding Class A Note Principal Balance does not exceed the lesser of (x) the Class A Note Commitment, or (y) the Asset Base;

           (iv) On and as of such day, the Issuer and the Servicer each has performed all of the agreements contained in this Agreement to be performed by such person at or prior to such day;

           (v) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Loan, remittance of collections or Incremental Funding by the Purchaser in accordance with the provisions hereof; and

           (vi) on the date of such Transaction, the Deal Agent shall have received such other approvals, opinions or documents as the Deal Agent may reasonably require.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1    REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

     The Issuer represents (as of the Effective Date and as of each date on which a Loan is made by a Class A Noteholder pursuant to the Supplement, unless otherwise indicated) and warrants to, and agrees with, the Purchaser that:

           (i) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with its chief executive office located at 2320 Marinship Way, Suite 300, Sausalito,
California 94965, and has the power to own its assets and to engage in the activities in which it is presently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its activities requires such qualification, if the failure to so qualify would have a material adverse effect on the financial condition of the Issuer or on the enforceability of the Class A Note or the ability of the Issuer to perform its obligations under this Agreement and the other
Related Documents to which it is a party. One hundred percent of the beneficial ownership of the Issuer is owned by Willis Lease Finance
Corporation ("WLFC").  The Issuer has no subsidiaries;

           (ii) The Issuer has the power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the other Related Documents to which it is a party (collectively, the "Issuer Documents"); the execution, delivery, and performance of the Issuer Documents by the Issuer have been duly authorized by the Issuer by all necessary action, the Issuer Documents, other than the Class A Note, have been duly executed and delivered by the Issuer, and the Class A Note, when issued in accordance with the terms hereof and of the Indenture and the Supplement, will have been duly executed and delivered;

           (iii)    Each of the Issuer Documents (other than the Class A
Note), assuming due authorization, execution and delivery by the other parties thereto, constitutes, and the Class A Note, when issued and authenticated in accordance with the terms of the Indenture and the Supplement, will constitute, a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

           (iv) The consummation of the transactions contemplated by the Issuer Documents and the fulfillment of the terms therein will not conflict with or result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Issuer, or any indenture, agreement, mortgage, deed of trust, commitment letter or funding arrangement with any lending institution or investment bank or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien, claim or encumbrance upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust, commitment letter or funding arrangement with any lending institution or investment bank or other such instrument, other than as created pursuant to the Indenture and the Supplement, or violate any law or, any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties and there are no legal or governmental proceedings pending or, to the best knowledge of the Issuer, threatened or contemplated that would result in a material modification or revocation thereof;

           (v) There are no litigation, proceedings or investigations to which the Issuer, or any Affiliate of the Issuer, is a party pending, or, to the knowledge of Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of the Class A Note or the other Issuer Documents,
(B) seeking to prevent the issuance of the Class A Note or the consummation of any of the transactions contemplated by the other Issuer Documents, or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, the Class A Note or the other Issuer Documents;

           (vi) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Issuer Documents by the Issuer and with the valid and proper authorization, issuance and sale of the Class A Note pursuant to this Agreement, have been or will be taken or obtained on or prior to the Effective Date;

           (vii) No written materials delivered to the Purchaser by or on behalf of the Issuer in connection with the sale of the Class A Note contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Issuer or any Affiliate of the Issuer or, to the knowledge of the Issuer, any Lease Agreement, Lessee or Engine which the Issuer has not disclosed to the Deal Agent in writing which materially adversely affects or, so far as the Issuer can now reasonably foresee, will materially adversely affect the ability of the Issuer to perform the transactions contemplated hereby and by the other Related Documents;

           (viii) The List of Engines to be created as of the Closing Date and each supplement thereto will be available to the Deal Agent by the Issuer and will be complete as of the date thereof and will include an accurate (in all material respects) description of the Engines;

           (ix) The representations and warranties made by the Issuer in the Issuer Documents are true and correct in all material respects and the Purchaser shall be entitled to rely on such representations and warranties;

           (x) Any taxes, fees and other governmental charges payable by the Issuer in connection with the execution and delivery of the Issuer Documents, the pledge of the Collateral to the Indenture Trustee, and the execution, delivery and sale of the Class A Note, have been paid;

           (xi) To the extent the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be deemed to apply to the Class A Note and the Loans, none of the transactions contemplated in the Issuer Documents (including, without limitation thereof, the use of the proceeds from the sale of the Class A Note) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto;

           (xii) Concurrently with the execution and delivery of this Agreement, the Issuer is executing no other note purchase agreement with respect to the Class A Note;

           (xiii) The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

           (xiv) For so long as the Series 1997-1 Class A Notes are the only Notes outstanding under the Indenture, each of the Indenture and the Supplement need not be qualified as an "indenture" pursuant to the terms of the Trust Indenture Act of 1939, as amended;

           (xv) The Issuer has not taken and will not take, directly or indirectly, any action prohibited by Rules 101 and 102 under Regulation M of the Securities and Exchange Commission in connection with the offering of the Class A Note;

           (xvi) To the extent that the Securities Act may be deemed to apply to the Class A Note and the Loans, neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Issuer has directly, or through any agent, including, without limitation, FUNB, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Class A Note in a manner that would render the issuance and sale of the Class A Note a violation of the Securities Act or require the registration of the Class A Note under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Class A Note.

           (xvii) To the extent that the Securities Act may be deemed to apply to the Class A Note and the Loans, it is not necessary in connection with the offer, sale and delivery of the Class A Note in the manner contemplated by this Agreement to register the Class A Note under the Securities Act assuming that the Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act;

           (xviii) No event has occurred and is continuing that constitutes, or with the passage of time or the giving of notice or both would constitute, an Early Amortization Event under, and as defined in, the Indenture. The Issuer is not in violation of any agreement, charter instrument, by-law or other instrument to which they are a party or by which they are or may be bound;

           (xix) The aggregate amount of Scheduled Payments payable by the Lessees under the Lease Agreements during each Collection Period is sufficient to pay the monthly Servicing Fee, and the principal and interest on the Class A Note, as such payments become due and payable, in accordance with the Indenture and the Supplement;

           (xx) The Issuer agrees that it will not directly or indirectly, sell or offer to sell the Class A Note or similar security in a manner that would render the issuance and sale of the Class A Note pursuant to this Agreement a violation of Section 5 of the Securities Act.

     SECTION 4.2    REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF WLFC.

     WLFC hereby represents (as of the Effective Date and as of each date on which a Loan is made by a Class A Noteholder pursuant to the Supplement, unless otherwise indicated) and warrants to, and agrees with, the Purchaser that:

           (i) The representations and warranties made by WLFC in this Note Purchase Agreement, the Guaranty, the Contribution and Sale Agreement, the Servicing Agreement and any other Related Document to which it is a party (collectively, the "WLFC Documents") are true and correct in all material respects and the Purchaser shall be entitled to rely on such representations and warranties;

           (ii) No written materials delivered to the Purchaser by or on behalf of WLFC in connection with the sale of the Class A Note contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to WLFC or any Affiliate of WLFC or, to the knowledge of WLFC, any Lease Agreement, Lessee or Engine which WLFC had not disclosed to the Deal Agent in writing which materially affects adversely or, so far as WLFC can now reasonably foresee, will materially affect adversely the ability of WLFC to perform the transactions contemplated hereby and by the Indenture, the Supplement, the Servicing Agreement and the Class A Note;

           (iii) Any taxes, fees and other governmental charges payable by WLFC on or prior to the Effective Date in connection with the execution and delivery of the WLFC Documents, have been, or will be, paid on or prior to the Effective Date;

           (iv) To the extent that the Exchange Act may be deemed to apply to the Class A Note and the Loans, none of the transactions contemplated herein (including, without limitation thereof, the use of the proceeds from the sale of the Class A Note) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto including, without limitation, Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. WLFC will not use any distribution from the Issuer of proceeds received by the Issuer from the sale of the Class A Note to purchase or carry, directly or indirectly, margin stock;

           (v) No event has occurred and is continuing that constitutes, or with the passage of time or the giving of notice or both would constitute an Early Amortization Event under, and as defined in, the Servicing Agreement or the Indenture and the Supplement, respectively. WLFC is not in violation in any material respect of any term of any agreement, charter instrument, by-law or other instrument to which it is a party or by which it is or may be bound;

           (vi) The aggregate amount of Scheduled Payments payable by the Lessees under the Lease Agreements during each Collection Period is sufficient to cover the monthly Servicing Fee, and pay the principal and interest on the Class A Note, as such payments become due and payable, in accordance with the Indenture and the Supplement; and

           (vii) To the extent that the Securities Act may be deemed to apply to the Class A Note and the Loans, neither WLFC nor any affiliate (as defined in Rule 501(b) of Regulation D) of WLFC has directly, or through any agent, including, without limitation, First Union, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Class A Note in a manner that would render the issuance and sale of the Class A Note a violation of the Securities Act or require the registration of the Class A Note under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Class A Note. It is not necessary in connection with the offer, sale and delivery of the Class A Note to register the Class A Note under the Securities Act.

                                      ARTICLE V

                                  GENERAL COVENANTS

     SECTION 5.1    GENERAL COVENANTS OF THE ISSUER AND THE SERVICER.

     (a) The Issuer hereby agrees to notify the Deal Agent, as soon as possible, and in any event within five (5) days after notice to the Issuer, of (i) the occurrence of any Event of Default, (ii) the occurrence of any Early Amortization Event, (iii) any fact, condition or event which, with the giving of notice or the passage of time or both, would become an Event of Default, (iv) any fact, condition or event which, with the giving of notice or the passage of time or both, would become an Early Amortization Event, (v) the failure of the Issuer to observe any of its material undertakings under the Deal Documents or (vi) any change in the status or condition of the Issuer or the Servicer that would reasonably be expected to adversely affect the Issuer's or the Servicer's ability to perform its obligations under the Deal Documents.

     (b) The Issuer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Class A Note in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Class A Note.

     (c) YEAR 2000 COMPATIBILITY. The Servicer shall take all action necessary to assure that, prior to January 1, 2000, the Servicer's computer system is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Deal Agent, the Servicer shall provide assurance acceptable to the Deal Agent of the Servicer's year 2000 compatibility.

                                      ARTICLE VI

                                   INDEMNIFICATION

     SECTION 6.1    INDEMNITIES BY THE ISSUER.

     Without limiting any other rights which the Deal Agent, the Purchasers or any of their respective Affiliates may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each of the Deal Agent, the Purchasers and each of their respective Affiliates, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called an "Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of, or resulting from the breach by the Issuer or the Servicer of any representation, warranty, covenant or obligation of the Issuer or the Servicer of, this Agreement, any Deal Document or the Class A Note, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party.

     Any amounts subject to the indemnification provisions of this Section
6.1 shall be paid by the Issuer to the Deal Agent within ten (10) Business Days following the Deal Agent's demand therefor. Notwithstanding anything to the contrary, the Issuer's obligations to make payments under this Section
6.1 shall be limited solely to funds available from time to time for such purpose pursuant to Section 3.2 of the Supplement and to the extent they are not so paid, such obligations shall not constitute a claim against the Issuer or the Collateral.

                                     ARTICLE VII

                                    THE DEAL AGENT

     SECTION 7.1    AUTHORIZATION AND ACTION OF THE DEAL AGENT.

     Each Purchaser hereby designates and appoints FCM as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Deal Agent shall not be required to take any action which exposes the Deal Agent to personal liability or which is contrary to this Agreement, any other agreement by which the Deal Agent is bound or applicable law. The appointment and authority of the Deal Agent hereunder shall terminate on the Collection Date.

     SECTION 7.2    DELEGATION OF DUTIES.

     The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 7.3    EXCULPATORY PROVISIONS.

     Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. The Deal Agent shall not be deemed to have knowledge of any Event of Default or Early Amortization Event unless the Deal Agent has received written notice from the Issuer, the Indenture Trustee or a Purchaser.

     SECTION 7.4    RELIANCE.

     The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC or all of the Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers, PROVIDED that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Purchasers. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

     SECTION 7.5    NON-RELIANCE ON DEAL AGENT AND OTHER PURCHASERS.

     Each Purchaser expressly acknowledges that none of the Deal Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Deal Agent. Each Purchaser represents and warrants to the Deal Agent that it has made and will make, independently and without reliance upon the Deal Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and made its own decision to enter into this Agreement.

     SECTION 7.6    DEAL AGENT IN ITS INDIVIDUAL CAPACITY.

     Any of the Deal Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though the Deal Agent were not the Deal Agent hereunder. With respect to the acquisition of the Class A Note pursuant to this Agreement, each of the Deal Agent and its Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Deal Agent and the terms "Purchaser" and "Purchasers" shall include the Deal Agent in its individual capacity, if the Deal Agent shall become a Purchaser hereunder.

     SECTION 7.7    SUCCESSOR DEAL AGENT.

     The Deal Agent may, upon 5 days' notice to the Issuer and the Purchasers, and the Deal Agent will, upon the direction of all of the Purchasers (other than the Deal Agent, in its individual capacity), resign as Deal Agent. If the Deal Agent shall resign, then VFCC during such 5-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Deal Agent is appointed by VFCC during such 5-day period, then effective upon the termination of such 5-day period, the Purchasers shall perform all of the duties of the Deal Agent hereunder and the Issuer shall for all purposes deal directly with the Purchasers. After any retiring Deal Agent's resignation hereunder as Deal Agent, the provisions of this
Article VII and Article VI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement. The retiring Deal Agent shall provide prompt written notice of its resignation hereunder to each Rating Agency.

                                     ARTICLE VIII

                             ASSIGNMENTS; PARTICIPATIONS

     SECTION 8.1    ASSIGNMENTS AND PARTICIPATIONS.

     (a) Each Investor may upon at least 30 days' notice to VFCC, the Deal Agent, the Liquidity Agent and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Investor's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Investor being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $10,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Investor's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Deal Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Deal Agent, (v) the parties to each such assignment shall have agreed to reimburse the Deal Agent, the Liquidity Agent and VFCC for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent, the Liquidity Agent and VFCC) incurred by the Deal Agent, the Liquidity Agent and VFCC, respectively, in connection with such assignment, (vi) there shall be no Increased Costs, expenses or Taxes incurred by the Deal Agent, the Liquidity Agent or VFCC upon such assignment or participation and (vii) the Issuer shall have consented to such assignee, such consent not to be unreasonably withheld, and PROVIDED FURTHER that upon the effective date of such assignment the provisions of Section 3.03(f) of the VFCC Administration Agreement shall be satisfied. Upon such execution, delivery and acceptance by the Deal Agent and the Liquidity Agent and the recording by the Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Deal Agent and the Liquidity Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of an Investor hereunder and (ii) the Investor assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Investor's rights and obligations under this Agreement, such Investor shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Investor assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Investor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Investor makes no representation or warranty and assumes no responsibility with respect to the financial condition of VFCC or the performance or observance by VFCC of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Deal Agent or the Liquidity Agent, such assigning Investor or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Investor and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Deal Agent and the Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as an Investor.

     (c) The Deal Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Investors and the Commitment of, and the Capital of, each Asset interest owned by each investor from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and VFCC, the Seller and the Investors may treat each Person whose name is recorded in the Register as an Investor hereunder for all purposes of this Agreement. The Register shall be available for inspection by VFCC, the Liquidity Agent or any Investor at any reasonable time and from time to time upon reasonable prior notice.

     (d) Subject to the provisions of Section 8.1(a), upon its receipt of an Assignment and Acceptance executed by an assigning Investor and an assignee, the Deal Agent and the Liquidity Agent shall each, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, accept such Assignment and Acceptance, and the Deal Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to VFCC.

     (e) Each Investor may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and each Asset Interest owned by it); PROVIDED, HOWEVER, that (i) such Investor's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Investor shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Deal Agent and the other Investors shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement, and PROVIDED

FURTHER that the Deal Agent shall have confirmed that upon the effective date of such participation the provisions of Section 3.03(f) of the VFCC Administration Agreement shall be satisfied. Notwithstanding anything herein to the contrary, each participant shall have the rights of an Investor (including any right to receive payment) under Sections 2.8 and 2.9; PROVIDED, HOWEVER, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Seller to the Investor granting its participation had such participation not been granted, and no Investor granting a participation shall be entitled to receive payment under either such Section in an amount which exceeds the sum of (i) the amount to which such Investor is entitled under such Section with respect to any portion of any Asset Interest owned by such Investor which is not subject to any participation PLUS (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 8.1, the participant's rights as set forth in the agreement between such participant and the applicable Investor to agree to or to restrict such Investor's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Investor may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 9.1 of this Agreement.

     (f) Each Investor may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller or VFCC furnished to such Investor by or on behalf of the Seller or VFCC.

     (g) In the event (i) an Investor ceases to qualify as an Eligible Assignee, or (ii) an Investor makes demand for compensation pursuant to
Section 2.8 or Section 2.9, VFCC may, and, upon the direction of the Seller and prior to the occurrence of an Early Amortization Event, shall, in any such case, notwithstanding any provision to the contrary herein, replace such Investor with an Eligible Assignee by giving three Business Days' prior written notice to such Investor. In the event of the replacement of an Investor, such Investor agrees (i) to assign all of its rights and obligations hereunder to an Eligible Assignee selected by VFCC upon payment to such Investor of the amount of such Investor's Asset Interests together with any accrued and unpaid Yield thereon, all accrued and unpaid commitment fees owing to such Investor and all other amounts owing to such Investor hereunder and (ii) to execute and deliver an Assignment and Acceptance and such other documents evidencing such assignment as shall be necessary or reasonably requested by VFCC or the Deal Agent. In the event that any Investor ceases to qualify as an Eligible Assignee, such affected Investor agrees (1) to give the Deal Agent, the Seller and VFCC prompt written notice thereof and (2) subject to the following proviso, to reimburse the Deal Agent, the Liquidity Agent, the Seller, VFCC and the relevant assignee for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent, the Liquidity Agent, the Seller and VFCC and such assignee) incurred by the Deal Agent, the Liquidity Agent, the Seller, VFCC and such assignee, respectively, in connection with any assignment made pursuant to this Section 8.1(g) by such affected Investor; PROVIDED, HOWEVER, that such affected Investor's liability for such costs, fees and expenses shall be limited to the amount of any up-front fees paid to such affected Investor at the time that it became a party to this Agreement.

     (h) Nothing herein shall prohibit any Investor from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 8.1(a) or
Section 8.1(b).

     (i) In the event any Investor causes Increased Costs, expenses or Taxes to be incurred by the Deal Agent, Liquidity Agent or VFCC in connection with the assignment or participation of such Investor's rights and obligations under this Agreement to an Eligible Assignee then such Investor agrees that it will make reasonable efforts to assign such Increased Costs, expenses or Taxes to such Eligible Assignee in accordance with the provisions of this Agreement.

     (j) VFCC may at any time assign, or a security interest in or sell a participation interest in, any Asset Interest (or portion thereof) to any Person. The parties to any such assignment, or sale of participation interest, shall execute and deliver to the Deal Agent, for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the Deal Agent.

                                      ARTICLE IX

                                    MISCELLANEOUS

     SECTION 9.1    AMENDMENTS AND WAIVERS.

     (a) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 9.1(a). VFCC, the Issuer and the Deal Agent may enter into written amendments, modifications or waivers of any provisions of this Agreement, PROVIDED, HOWEVER, that no such amendment, modification or waiver shall:

           (i) without the consent of each affected Purchaser, (A) reduce the interest rate (or change any component thereof, including without limit, the period for which such interest rate is calculated) or any fee payable to the Deal Agent for the benefit of the Purchasers, (B) consent to or permit the assignment or transfer by the Issuer of any of its rights and obligations under this Agreement or the Indenture, (C) consent to the amendment, modification or waiver of, or otherwise agree to amend, modify or waive, any provision of the Indenture requiring consent of the holder of the Class A Note or (D) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (C) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

           (ii) without the written consent of the then Deal Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Deal Agent.

Notwithstanding the foregoing, without the consents of any of the other parties hereto, the Deal Agent, the Issuer and each of the Purchasers may amend this Agreement solely to add additional Persons as Purchasers hereunder. Any modification or waiver shall apply to each of the Purchasers equally and shall be binding upon the Issuer, the Purchasers and the Deal Agent.

     (b) The Deal Agent shall provide prior written notice of the nature of each amendment to this Agreement, and shall, simultaneously with the execution thereof, deliver a copy of such amendment to each Rating Agency.

     SECTION 9.2    NOTICES, ETC.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, upon receipt, (b) notice by telex, when telexed against receipt of answerback or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail or telex.

     SECTION 9.3    NO WAIVER; REMEDIES.

     No failure on the part of the Deal Agent or a Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4    NO PROCEEDINGS.

           Each of the Issuer, the Deal Agent, the Liquidity Agent, the Servicer and the Purchasers hereby agrees that it will not institute against, or join any other Person in instituting against VFCC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States until one year and one day shall have elapsed since the last day on which any Commercial Paper remained outstanding.

     SECTION 9.5    RECOURSE AGAINST CERTAIN PARTIES.

     (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any of the Issuer, the Servicer, VFCC, any Purchaser or the Deal Agent as contained in the Deal Documents or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; IT BEING EXPRESSLY AGREED AND UNDERSTOOD that the agreements of such party contained in the Deal Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, PROVIDED THAT, in the case of VFCC, such liabilities shall be paid only after the repayment in full of all Commercial Paper and all other liabilities contemplated in the program documents with respect to VFCC, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee or director of such party or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Purchaser contained in the Deal Documents or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee or director of such party or of any such administrator, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of, and in consideration for, the execution of the Deal Documents.

     (b) Notwithstanding anything contained in this Agreement or any other Series 1997-1 Transaction Document, VFCC shall have no obligation to pay any amount required to be paid by it hereunder or in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper. All payment obligations of VFCC hereunder thereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper; and each of the Issuer, the Deal Agent, the Liquidity Agent, the Servicer and each Investor agrees that they shall not have a claim under Section 101(5) of the United States Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to VFCC to pay such amounts after paying or making provision for the payment of its Commercial Paper.

     (c) The provisions of this Section 9.5 shall survive the termination of this Agreement.

     SECTION 9.6    BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of the Issuer, the Servicer, the Deal Agent, the Purchasers and their respective successors and permitted assigns.

     SECTION 9.7    TERM OF THIS AGREEMENT.

     This Agreement, including, without limitation, the Issuer's obligations to observe its covenants and agreements set forth herein, shall remain in full force and effect until the Collection Date; PROVIDED, HOWEVER, that the obligations of the Issuer under Section 5.1, the indemnification and payment provisions of Article VI and the provisions of Section 9.9 and Section 9.10 and the agreements of the parties contained in Sections 9.6, 9.7, 9.8 and
9.12 shall be continuing and shall survive any termination of this Agreement.

     SECTION 9.8    GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

     SECTION 9.9    WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

     (a) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PURCHASERS, THE ISSUER AND THE DEAL AGENT WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     (b) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK, SOLELY FOR THE PURPOSES OF ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT ANY OF THE DEAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN ANY SUCH COURT. IN THE EVENT THAT ANY ACTION, SUIT OR PROCEEDING IS BROUGHT IN A STATE COURT, THE PARTIES WILL SEEK ASSIGNMENT TO THE COMMERCIAL PART OF SAID COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH

SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

     (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO SHALL NOT SEEK AND HEREBY WAIVE THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT.

     SECTION 9.10   COSTS, EXPENSES AND TAXES.

     In addition to the rights of indemnification granted to the Deal Agent, the Purchasers and their respective Affiliates under Article VI hereof, the Issuer agrees to pay on demand all costs and expenses incurred by a Purchaser or the Deal Agent, and their respective Affiliates, successors or assigns, with respect to enforcing their respective rights and remedies as against the Issuer under this Agreement, the Indenture, any Class A Note, any other Deal Document and the other documents to be delivered hereunder or in connection herewith; PROVIDED, however, that none of the Deal Agent, any Purchaser or any affiliate thereof shall be entitled to any such payment (and shall reimburse the Issuer for any such payments previously received) if such person has been determined by a court of competent jurisdiction to not be entitled to receive indemnification pursuant to Article VI hereof in connection with such enforcement. The Issuer also agrees to pay on demand all costs and expenses of the Purchasers and the Deal Agent, and their respective Affiliates, successors or assigns, if any (including reasonable counsel fees and expenses), incurred in connection with the negotiation, execution, and delivery of this Agreement and the transactions contemplated hereby and/or the enforcement, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Indenture, the Class A Note, any other Deal Document and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith. The Issuer also agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by a Purchaser or the Deal Agent in connection with the administration (including periodic auditing, rating agency requirements, modification and amendment) of this Agreement, the Deal Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Purchaser and the Deal Agent with respect thereto and with respect to advising the Purchaser and the Deal Agent as to their rights and remedies under this Agreement, the Deal Documents and the other agreements executed pursuant hereto. Any amounts subject to the provisions of this Section 9.10 shall be paid by the Issuer to the Deal Agent within ten (10) Business Days following the Deal Agent's written demand therefor. Notwithstanding anything to the contrary, the Issuer's obligations to make payments under this Section 9.10 shall be limited solely to funds available from time to time for such purpose pursuant to Section 3.2 of the Supplement and to the extent they are not so paid, such obligations shall not constitute a claim against the Issuer or the Collateral.

     SECTION 9.11   RATABLE PAYMENTS.

     If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of any amount of the principal amount of the Class A Note or other amount owing to such Purchaser (other than payments received pursuant to Article VI) in a greater proportion than that received by any other Purchaser, such Purchaser agrees, promptly upon demand, to pay to the Deal Agent, for distribution ratably to all other Purchasers, the amount of such excess such that all Purchasers shall receive their ratable portion of such payment.

     SECTION 9.12   CONFIDENTIALITY.

     (a) Each of the Deal Agent, the Purchasers and the Issuer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants and attorneys and as required by applicable law, applicable accounting requirements or order of any judicial or administrative proceeding and (ii) disclose the existence of this Agreement, but not the financial terms thereof.

     (b) Anything herein to the contrary notwithstanding, the Issuer hereby consents to the disclosure of any nonpublic information with respect to it
(i) to the Deal Agent, the Liquidity Agent, the Investors, prospective Investors or a Purchaser by each other, (ii) by the Deal Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent to any rating agency that provides a rating for the Commercial Paper, Commercial Paper dealer or placement agent or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agrees to keep such information confidential pursuant to the terms of this Section 8.10. In addition, the Purchasers, the Liquidity Agent, the Investors and the Deal Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). As used herein, the terms "Investors" and the "Liquidity Agent" shall have their respective meanings as set forth in the Liquidity Purchase Agreement.

     SECTION 9.13   EXECUTION IN COUNTERPARTS; SEVERABILITY; INTEGRATION.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                             [Signatures to Follow]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE ISSUER:                        WLFC FUNDING CORPORATION


                                   By             James D. McBride
                                     Title        Chief Financial Officer


THE SERVICER:                      WILLIS LEASE FINANCE CORPORATION

                                   By             /s/ Charles F. Willis
                                     Title        Chief Executive Officer


THE INVESTOR:                      FIRST UNION NATIONAL BANK

                                   By             /s/ Bill A. Shirley
                                     Title        Senior Vice President


                                   First Union National Bank
                                   One First Union Center, TW-9
                                   Charlotte, North Carolina 28288
                                   Attention:
                                   Facsimile No.:
                                   Confirmation No:

VFCC:                              VARIABLE FUNDING CAPITAL
                                   CORPORATION

                                   By First Union Capital Markets Corp., as attorney-in-fact

                                   By             /s/ Paul Zajac
                                     Title        Vice President

                                   Variable Funding Capital Corporation
                                   c/o First Union Capital Markets Corp.
                                   One First Union Center, TW-9
                                   Attention:  Conduit Administration
                                   Facsimile No.:  (704) 383-6036
                                   Confirmation No.:  (704) 383-9343

           With a copy to:

                                   Lord Securities Corp.
                                   2 Wall Street, 19th Floor
                                   New York, New York
                                   Attention:  Vice President
                                   Facsimile No.:  (212) 346-9012
                                   Confirmation No.:  (212) 346-9008


THE DEAL AGENT:                    FIRST UNION CAPITAL MARKETS CORP.

                                   By             /s/ Russel D. Morrison
                                     Title        Vice President


                                   First Union Capital Markets Corp.
                                   One First Union Center, TW-9
                                   Charlotte, North Carolina 28288
                                   Attention:  Conduit Administration
                                   Facsimile No.:  (704) 383-6036
                                   Telephone No.:  (704) 383-9343


THE LIQUIDITY AGENT:               FIRST UNION NATIONAL BANK

                                   By             /s/ Bill A. Shirley
                                     Title        Senior Vice President

                                   First Union National Bank
                                   One First Union Center, TW-9
                                   Charlotte, North Carolina 28288
                                   Attention:
                                   Facsimile No.:
                                   Telephone No.:

                                      SCHEDULE I


           CONDITIONS OF THE PURCHASERS' OBLIGATION. (I) CONDITIONS TO INITIAL LOAN. The Purchasers' obligation to make the initial Loan shall be subject to the accuracy in all material respects of the representations and warranties of the Issuer and WLFC in each of the Series 1997-1 Transaction Documents, to the performance in all material respects by WLFC and the Issuer of their respective obligations thereunder, to the satisfaction of all of the conditions precedent set forth in Sections 5.1 and 5.2 of the Series 1997-1 Supplement and to the following additional conditions:

           (a) All of the respective representations and warranties of the Issuer under the Issuer Documents and of WLFC under the WLFC Documents shall be true and correct in all material respects as of the date made, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under the Indenture or an Early Amortization Event under the Indenture and each of such Issuer Documents and WLFC Documents shall have been duly authorized, executed and delivered and shall be in full force and effect;

           (b)    [Reserved];

           (c) In-house counsel of WLFC shall have delivered to the Deal Agent its written opinion, dated the Closing Date, which shall state that it may be relied upon by subsequent Class A Noteholders, in form and substance satisfactory to the Deal Agent and the Purchasers, with respect to the enforceability of the Deal Documents;

           (d) Gibson, Dunn & Crutcher LLP, counsel to the Issuer, shall have furnished to the Deal Agent its reliance letters, dated the Closing
Date, in form and substance satisfactory to the Deal Agent and the Purchasers;

           (e) Gibson, Dunn & Crutcher LLP, counsel for WLFC and the Issuer, shall have delivered to the Deal Agent its reliance letters, dated the Closing Date, in form and substance satisfactory to the Deal Agent and the Purchasers;

           (f) Emmet, Marvin & Marvin, counsel to the Indenture Trustee, shall have furnished to the Deal Agent and to the Issuer its reliance letter, dated the Closing Date, in form and substance satisfactory to the Deal Agent and the Purchasers;

           (g) The Issuer shall have furnished to the Deal Agent on the Closing Date a certificate, dated the Closing Date, signed by an authorized officer, to the effect that:

                  (i) The representations and warranties made by the Issuer in the Issuer Documents are true and correct in all material respects on the Closing Date;

                  (ii) The Issuer has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date pursuant to the terms of the Issuer Documents; and

                  (iii) The written information supplied by the Issuer to the Purchasers (other than projections and other estimates) did not contain any untrue statement of a material fact, and any estimates or projections so supplied to the Purchasers were based on assumptions which the Issuer believed to be reasonable (except as otherwise disclosed therein).

           (h) WLFC shall have furnished to the Deal Agent on the Closing Date a certificate, dated the closing Date, signed by an authorized officer, to the effect that:

                  (i) The representations and warranties made by WLFC in the WLFC Documents are true and correct in all material respects on the Closing Date;

                  (ii) WLFC has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date pursuant to the terms of the WLFC Documents; and

                  (iii) The written factual information supplied by WLFC to the Purchasers (other than projections and other estimates) did not contain any untrue statement of a material fact in light of the circumstances under which they were made, and any estimates or projections so supplied to the Purchasers were based on assumptions which WLFC believed to be reasonable (except as otherwise disclosed therein);

           (i) Any taxes, fees and other governmental charges which are due and payable prior to the Effective Date and the Closing Date by WLFC or the Issuer in connection with the execution, delivery and performance of the Issuer Documents and WLFC Documents shall have been paid at or prior to the Effective Date or the Closing Date, as the case may be;

           (j) As of the related Transfer Date, the Issuer has good title to, and is the sole owner of, the Collateral, free and clear from any Lien except for the rights of the Lessees under the Lease Agreements and the Lien of the Indenture Trustee and shall not have assigned to any Person other than the Indenture Trustee any of its right, title or interest in the Lease Agreements, the Engines or any other Transferred Assets;

           (k) The Indenture Trustee or its agent shall have received, to be held in trust pursuant to the Indenture and the Series 1997-1 Supplement, the Transferred Assets including the Lease Agreements and all documents, instruments and other assets required by the Indenture and the Series 1997-1 Supplement to be delivered to the Indenture Trustee with respect thereto as of the Closing Date and as of each related Transfer Date, as applicable;

           (l) No fact or condition shall exist under applicable law or applicable regulations thereunder or interpretations thereof by any regulatory authority which in the

Purchaser's reasonable opinion would make it illegal for the Issuer to issue and sell the Class A Note or for the Issuer or any of the other parties thereto to perform their respective obligations under any Related Document;

           (m) The Asset Base as of the Closing Date shall be not less than the Outstanding Obligations;

           (n) The Issuer, WLFC, the Purchasers and the Indenture Trustee shall each have received a fully executed counterpart original and any required conformed copies of all Related Documents delivered at or prior to the Closing Date;

           (o) All corporate, trust and other proceedings in connection with the sale of the Class A Note and the transactions contemplated hereby and all documents and certificates incident thereto shall be satisfactory in form and substance to the Purchasers and its counsel, and the Purchaser shall have received such other documents and certificates incident to such transaction as the Purchasers or such counsel shall reasonably request;

           (p) WLFC shall have furnished to the Purchasers or to the Deal Agent (a) a consolidated statement of income of WLFC for the fiscal year ended December 31, 1997 and a consolidated balance sheet of WLFC dated as of September 30, 1998, each of which shall be in form and substance satisfactory to the Purchasers and the Deal Agent, and (b) from the independent accounting firm which regularly audits WLFC's financial statements, a consolidated statement of income of WLFC for the fiscal year ended December 31, 1997 and a consolidated balance sheet of WLFC dated as of September 30, 1998, each of which shall be in form and substance satisfactory to the Purchasers and the Deal Agent and be certified by such accounting firm to fairly present the financial condition of WLFC, to have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding fiscal year and to have been based upon an audit by such accounting firm made in accordance with generally accepted auditing standards;

           (q) The Purchasers or the Deal Agent shall have received the following, in each case in form and substance satisfactory to them and their special counsel:

                  (i) a copy of resolutions of the Board of Directors of the Issuer, certified by the Secretary or an Assistant Secretary of the Issuer as of the Effective Date, duly authorizing the issuance, sale and delivery of the Class A Note by the Issuer and the execution, delivery and performance by the Issuer of the Issuer Documents and any other Related Documents to which it is a party and any other documents executed by or on behalf of the Issuer in connection with the transactions contemplated hereby; and an incumbency certificate of the Issuer as to the person or persons executing and delivering each such document;

                  (ii) a copy of resolutions of the Board of Directors of WLFC, certified by the Secretary or an Assistant Secretary of WLFC as of the Effective Date, duly authorizing the execution, delivery and performance by WLFC of the WLFC Documents and any other Related Documents to which it is a party and any other documents executed by or on behalf of WLFC in connection with the transactions contemplated hereby; and an incumbency certificate of WLFC as to the person or persons executing and delivering each such document; and

                  (iii) such other documents and evidence with respect to WLFC, the Issuer and the Indenture Trustee as the Purchasers may reasonably request in order to establish the corporate existence and good standing of each thereof, the proper taking of all appropriate corporate proceedings in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein; and

           (r) The Purchasers shall receive on or before the Closing Date and each Transfer Date, as the case may be, evidence that UCC-1 financing statements and FAA recordations set forth in Section 2.03 of the Contribution and Sale Agreement have been filed in the appropriate filing offices, reflecting the interest of the Issuer and the Indenture Trustee in the Collateral;

           (s)    [Reserved];

           (t) No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or government agency nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the performance of the Contribution and Sale Agreement, the Indenture, the other Related Documents or any of the other agreements or the transactions contemplated hereby;

           (u)    [Reserved];

           (v) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained by or from any Federal, state or other governmental authority or agency, or by or from any trustee or holder of any indebtedness or obligation of WLFC or the Issuer, or that are necessary or, in the opinion of the Purchasers special counsel, advisable in connection with the transactions contemplated herein shall have been delivered to the Purchasers.